Global Self Storage Reports Record First Quarter 2021 Results

Strong Pricing Power and Lease-up Performance Drive Record Occupancies and Revenues, and Double-Digit FFO and AFFO Growth

New York, NY, May 13, 2021 - Global Self Storage, Inc. (NASDAQ: SELF), a real estate investment trust that owns, operates, manages, acquires, develops and redevelops self-storage properties, reported results for the first quarter ended March 31, 2021. All comparisons are to the same year-ago period unless otherwise noted.

Q1 2021 Highlights
•	Total revenues increased 9.0% to a record $2.4 million.
•	Total expenses decreased 6.9% to $2.0 million.
•	Net income increased $768,000 to $411,000 or $0.04 per fully diluted share.
•	Funds from operations (FFO) increased 72.1% to a record $602,000 or $0.06 per diluted share.
•	Adjusted FFO (AFFO) increased 63.2% to a record $634,000 or $0.07 per diluted share (see definition of FFO and AFFO, both non-GAAP terms, and their reconciliation to GAAP, below).
•	Same-store revenues increased 4.7% to a record $1.9 million.
•	Same-store net operating income (NOI) increased 2.7% to a record $1.1 million, as described below (see definition of same-store NOI, a non-GAAP term, and its reconciliation to GAAP, below).
•	Same-store occupancy at March 31, 2021, increased 470 basis points to a record 96.1% from 91.4% at March 31, 2020.
•	Same-store average tenant duration of stay at March 31, 2021 was approximately 3.1 years, up from approximately 3.0 years as of March 31, 2020.
•	Maintained quarterly dividend of $0.065 per share.
•	Capital resources at March 31, 2021 totaled approximately $8.9 million.

Management Commentary
“In Q1, our unique approach to self-storage management drove strong performance across the board,” commented Global Self Storage president and CEO, Mark C. Winmill. “We led our peers in FFO and AFFO growth, and attained record same-store occupancy of 96.1% at quarter end.

“We saw better than expected performance with our lease-up activity as we decreased overall cost of operations, which together supported our record FFO and AFFO results. Our cost of operations continued to benefit from the contactless technology we deployed pre-COVID-19 that provides tenants online leasing and payment options. This includes on-site kiosks that facilitate contactless rentals, lock purchases, and lease payments 24/7.

“Our proprietary revenue rate management program helped us maintain a competitive market price advantage at our owned and managed properties. This enabled us to maximize each store’s occupancy, rental revenue and NOI by dynamically managing move-in street rates and existing tenant rent increases.

“These favorable results were also driven by our effective internet and digital marketing initiatives, paired with our high-quality customer service that we see as key to building brand loyalty. Our customer service efforts have continued to spur referral and word-of-mouth market demand for our storage and related services, and have allowed us to attract high quality, long-term tenants.

“To meet increasing demand, we completed two expansions and a conversion project in 2020 that added a total of more than 32,800 leasable square feet of climate-controlled and drive-up self-storage units. Successful lease-up campaigns then drove our total average non-same-store occupancy from 71.5% at end of Q1 last year to 88.8% at the end of Q1 this year. Given the success of these projects, we are currently evaluating other potential expansion projects throughout our portfolio.

“We continue to offer our third-party management platform, Global MaxManagementSM. This service is ideally suited for property developers and single-property and small-portfolio operators looking to enhance the performance of their self-storage properties. It provides us an additional revenue stream through management and other fees, creates a captive pipeline of potential acquisition opportunities, and expands our brand footprint.

“During the quarter, we maintained strong capital resources to support our ongoing operations and growth strategies. This includes evaluating potential acquisitions in secondary and tertiary markets in the Northeast, Mid-Atlantic, Midwest and South Central regions of the country where we expect to see more muted supply growth and generally less competition from other professionally managed public and private self-storage operations. In these locations, we would anticipate above average revenue growth due to favorable supply and demand dynamics, and that they would benefit from our highly effective professional management approach.

“We began the second quarter of 2021 in a strong position, both operationally and financially, as we continued to execute our strategic business plan. This plan includes pursuing acquisitions, either wholly owned or through joint ventures, implementing expansion projects at our existing properties, and broadening our revenue base and pipeline of potential acquisition opportunities through Global MaxManagement.

“We continue to explore potential joint ventures to acquire self-storage properties, and we believe our strong track record of superior same-store performance and proven operational expertise has been a driver in attracting interest amongst potential joint venture partners. Given our expansion lease-up success, tailwinds from the suburban relocation trend, and our proven strategies, we see Global Self Storage on target for another strong first half and full year.”

Q1 Financial Summary
Total revenues increased 9.0% to $2.4 million in the first quarter of 2021, as compared to $2.2 million in the same period last year. The increase was primarily attributable to the Millbrook, NY and West Henrietta, NY expansions, and increased rental rates and occupancy at the company’s wholly-owned stores.

Total operating expenses in the first quarter of 2021 decreased 6.9% to $2.0 million, compared to $2.1 million in the same period last year. The improvement was primarily due to a decrease in general and administrative expense and depreciation and amortization expense.

Net income was $411,000 or $0.04 per diluted share in the first quarter of 2021, as compared to net loss of $356,000 or $(0.04) per diluted share in the same period last year.

As of March 31, 2021, the company’s capital resources totaled approximately $8.9 million, comprised of $1.9 million in cash, cash equivalents, and restricted cash, $2.1 million in marketable equity securities, and $4.9 million available for withdrawal under a revolving credit facility.

Dividend
On March 1, 2021, the company declared a quarterly dividend of $0.065 per share, consistent with the quarterly dividend for the year-ago period and previous quarter.

Q1 Same-Store Results
At March 31, 2021, Global Self Storage owned nine same-store properties and three non-same-store properties, and managed one third-party owned property.

For the first quarter of 2021, same-store revenues increased 4.7% to $1.9 million compared to $1.8 million in the same period last year. These increases were due primarily to consistent rent collections, despite the COVID-19 pandemic, and a 5.2% increase in net leased square footage.

Same-store cost of operations in the first quarter increased 7.6% to $803,000, compared to $746,000 in the same period last year. This increase in same-store cost of operations was due primarily to increased landscaping expense from snow removal.

Same-store NOI increased 2.7% to $1.1 million in the first quarter of 2021, compared to $1.1 million in the same period last year. The increase was primarily due to the expansions, and increased rental rates and occupancy at the company’s wholly-owned stores.

Same-store occupancy at March 31, 2021 increased 470 basis points to 96.1% from 91.4% at March 31, 2020.

Same-store average duration of tenant stay at March 31, 2021 was 3.1 years, up from approximately 3.0 years as of March 31, 2020.

For a reconciliation of net income to same-store NOI see, “Reconciliation of GAAP Net Income to Same-Store Net Operating Income,” below.

Q1 Operating Results
Net income in the first quarter of 2021 was $411,000 or $0.04 per diluted share, compared to net loss of $356,000 or $(0.04) per diluted share in the first quarter of 2020.

General and administrative expenses decreased 15.2% to $579,000 in the first quarter of 2021, compared to $683,000 in the same period last year. The increase was primarily attributable to the accrual of certain non-recurring professional fees in the three months ended March 31, 2020.

There were no business development costs in the first quarter of 2021 compared to business development costs of $9,000 in the same period last year. These costs primarily consist of costs incurred in connection with business development, capital raising, and future potential store acquisitions, and third-party management marketing expenses. The decrease is primarily attributable to less expenses related to capital raising, store acquisitions, and third-party management marketing expenses. Business development costs are typically non-recurring and fluctuate based on periodic business development and acquisition activity.

Interest expense for the first quarter of 2021 decreased to $285,000 from $306,000 in the year-ago period. This decrease was due to net lower interest expense on funds drawn on the credit revolver. The cash payments for the $20 million loan remain the same every month until June 2036.

FFO in the first quarter of 2021 increased to $602,000 or $0.06 per diluted share, compared to FFO of $350,000 or $0.04 per diluted share in the same period last year.

AFFO in the first quarter of 2021 increased to $634,000 or $0.07 per diluted share, compared to AFFO of $388,000 or $0.04 per diluted share in the same period last year.

Q1 2021 FFO and AFFO (unaudited)

	For the Three Months Ended March 31,
	2021	2020
Net income (loss)	$411,247	$(356,424)
Eliminate items excluded from FFO:
Unrealized (gain) loss on marketable equity securities	(214,736)	190,405
Depreciation and amortization	405,615	515,937
FFO attributable to common stockholders	602,126	349,918
Adjustments:
Compensation expense related to stock-based awards	31,706	29,162
Business development, capital raising, store acquisition, and third-party management marketing expenses	—	9,240
AFFO attributable to common stockholders	$633,832	$388,320

Earnings per share attributable to common stockholders - basic	$0.04	$(0.04)
Earnings per share attributable to common stockholders - diluted	$0.04	$(0.04)
FFO per share - diluted	$0.06	$0.04
AFFO per share - diluted	$0.07	$0.04

Weighted average shares outstanding - basic	9,292,488	9,262,811
Weighted average shares outstanding - diluted	9,309,287	9,262,811

Additional Information
More information about the company’s first quarter 2021 results, including financial statements and related notes, is available on Form 10-Q as filed with the U.S. Securities and Exchange Commission and posted to the investor relations section of the company’s website.

About Global Self Storage
Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, develops and redevelops self-storage properties. The company’s self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through its wholly owned subsidiaries, the company owns and/or manages 13 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.
For more information, go to ir.globalselfstorage.us or visit the company’s customer site at www.globalselfstorage.us. You can also follow Global Self Storage on Twitter, LinkedIn and Facebook.

Non-GAAP Financial Measures
Funds from Operations (“FFO”) and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and are considered helpful measures of REIT performance by REITs and many REIT analysts. NAREIT defines FFO as a REIT’s net income, excluding gains or losses from sales of property, and adding back real estate depreciation and amortization. FFO and FFO per share are not a substitute for net income or earnings per share. FFO is not a substitute for GAAP net cash flow in evaluating the company’s liquidity or ability to pay dividends, because it excludes financing activities presented on the company’s statements of cash flows. In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful. However, the Company believes that to further understand the performance of its stores, FFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the Company’s financial statements.
Adjusted FFO (“AFFO”) represents FFO excluding the effects of business development, capital raising, store acquisition, and third-party management marketing expenses and non-recurring items, which management believes are not indicative of the Company’s operating results. Management presents AFFO because management believes it is a helpful measure in understanding the company’s results of operations insofar as management believes that the items noted above that are included in FFO, but excluded from AFFO, are not indicative of the company’s ongoing operating results. Management also believes that the investment community considers the company’s AFFO (or similar measures using different terminology) when evaluating the company. Because other REITs or real estate companies may not compute AFFO in the same manner as management does, and may use different terminology, the company’s computation of AFFO may not be comparable to AFFO reported by other REITs or real estate companies.
Management believes net operating income or “NOI” is a meaningful measure of operating performance because management utilizes NOI in making decisions with respect to, among other things, capital allocations, determining current store values, evaluating store performance, and in comparing period-to-period and market-to-market store operating results. In addition, management believes the investment community utilizes NOI in determining operating performance and real estate values and does not consider depreciation expense because it is based upon historical cost. NOI is defined as net store earnings before general and administrative expenses, interest, taxes, depreciation, and amortization.
NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating the company’s operating results.

Same-Store Self Storage Operations Definition
The company considers its same-store portfolio to consist of only those stores owned and operated on a stabilized basis at the beginning and at the end of the applicable periods presented. The company considers a store to be stabilized once it has achieved an occupancy rate that the management believes, based on management’s assessment of market-specific data, is representative of similar self-storage assets in the applicable market for a full year measured as of the most recent January 1 and has not been significantly damaged by natural disaster or undergone significant renovation or expansion. Management believes that same-store results are useful to investors in evaluating the company’s performance because they provide information relating to changes in store-level operating performance without taking into account the effects of acquisitions, dispositions, or new ground-up developments. At March 31, 2021, the company owned nine same-store properties and three non-

same-store properties. The company believes that, by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to, variances in occupancy, rental revenue, operating expenses, and NOI, stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions, or completed developments. Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

Cautionary Note Regarding Forward Looking Statements
Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements concerning the company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information. In some cases, forward looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements by the company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the company, which may cause the company’s actual results to be materially different from those expressed or implied by such statements, including the negative impacts from the continued spread of COVID-19 on the economy, the self storage industry, the broader financial markets, the Company's financial condition, results of operations and cash flows and the ability of the Company's tenants to pay rent. The company may also make additional forward looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the company’s filings with the Securities and Exchange Commission, and similar information. All forward-looking statements, including without limitation, the company’s examination of historical operating trends and estimates of future earnings, are based upon the company’s current expectations and various assumptions. The company’s expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the company’s expectations, beliefs and projections will result or be achieved. All forward looking statements apply only as of the date made. The company undertakes no obligation to publicly update or revise forward looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. The amount, nature, and/or frequency of dividends paid by the company may be changed at any time without notice.

Contacts:

Global Self Storage
Thomas O'Malley, Chief Financial Officer
1 (212) 785-0900, ext. 267
tomalley@globalselfstorage.us

CMA Investor Relations
Ron Both or Grant Stude
1 (949) 432-7566
SELF@cma.team

GLOBAL SELF STORAGE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Real estate assets, net	$59,404,953	$59,768,533
Cash and cash equivalents	1,496,071	1,614,771
Restricted cash	359,963	340,672
Investments in securities	2,131,187	1,916,451
Accounts receivable	78,519	106,521
Prepaid expenses and other assets	441,896	351,764
Line of credit issuance costs, net	112,711	152,542
Goodwill	694,121	694,121
Total assets	$64,719,421	$64,945,375
Liabilities and equity
Note payable, net	$18,273,114	$18,389,176
Line of credit borrowing	5,144,000	5,144,000
Accounts payable and accrued expenses	1,427,766	1,373,308
Total liabilities	24,844,880	24,906,484
Commitments and contingencies
Equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.01 par value: 450,000,000 shares authorized, 9,406,593 and 9,343,118 issued and outstanding at March 31, 2021 and December 31, 2020, respectively	94,066	93,431
Additional paid in capital	40,486,480	40,455,409
Accumulated deficit	(706,005)	(509,949)
Total equity	39,874,541	40,038,891
Total liabilities and equity	$64,719,421	$64,945,375

GLOBAL SELF STORAGE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Revenues
Rental income	$2,333,238	$2,150,240
Other property related income	90,753	71,960
Management fees and other income	18,197	17,344
Total revenues	2,442,188	2,239,544
Expenses
Property operations	994,023	916,080
General and administrative	578,617	682,623
Depreciation and amortization	405,615	515,937
Business development	—	9,240
Total expenses	1,978,255	2,123,880
Operating income	463,933	115,664
Other income (expense)
Dividend and interest income	18,070	24,100
Unrealized gain (loss) on marketable equity securities	214,736	(190,405)
Interest expense	(285,492)	(305,783)
Total other (expense), net	(52,686)	(472,088)
Net income (loss) and comprehensive income (loss)	$411,247	$(356,424)
Earnings per share
Basic	$0.04	$(0.04)
Diluted	$0.04	$(0.04)
Weighted average shares outstanding
Basic	9,292,488	9,262,811
Diluted	9,309,287	9,262,811

Reconciliation of GAAP Net Income to Same-Store Net Operating Income

The following table presents a reconciliation of same-store net operating income to net income as presented on the company’s consolidated statements of operations for the periods indicated (unaudited):

	For the Three Months Ended March 31,
	2021	2020
Net income (loss)	$411,247	$(356,424)
Adjustments:
Management fees and other income	(18,197)	(17,344)
General and administrative	578,617	682,623
Depreciation and amortization	405,615	515,937
Business development	—	9,240
Dividend, interest, and other income	(18,070)	(24,100)
Unrealized (gain) loss on marketable equity securities	(214,736)	190,405
Interest expense	285,492	305,782
Non same-store revenues	(494,603)	(378,547)
Non same-store cost of operations	191,387	170,074
Total same-store net operating income	$1,126,752	$1,097,646

	For the Three Months Ended March 31,
	2021	2020
Same-store revenues	$1,929,388	$1,843,653
Same-store cost of operations	802,636	746,007
Total same-store net operating income	$1,126,752	$1,097,646